EX-99.23.j.i

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated August 17, 2001 for the Polynous Growth Fund and to all
references to our firm included in or made a part of this Post-Effective Amendment No. 31 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (File No. 333-85083), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information of the Fund.



    /s/
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McCurdy & Associates CPA's, Inc.

Westlake, Ohio
January 11, 2002